UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 22, 2014

CALPINE CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	1-12079	77-0212977
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

717 Texas Avenue, Suite 1000, Houston, Texas 77002
(Addresses of principal executive offices and zip codes)

Registrant’s telephone number, including area code: (713) 830-2000

Not applicable
(Former name or former address if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

TABLE OF CONTENTS

ITEM 1.01 - ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT
ITEM 7.01 - REGULATION FD DISCLOSURE
ITEM 9.01 - FINANCIAL STATEMENTS AND EXHIBITS
SIGNATURES
EXHIBIT INDEX

ITEM 1.01 - ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT
On July 22, 2014, Calpine Corporation, a Delaware corporation (the “Company”), announced the closing of its previously announced public offering of (i) $1.250 billion principal amount of its 5.375% Senior Notes due 2023 (the “2023 Notes”) and (ii) $1.550 billion principal amount of its 5.750% Senior Notes due 2025 (the “2025 Notes” and, together with the 2023 Notes, the “Notes”). The Notes have been registered under the Securities Act of 1933, as amended, pursuant to a registration statement on Form S-3ASR (File No. 333-197288) previously filed with the Securities and Exchange Commission.
The Notes are the Company’s general senior unsecured obligations, are not guaranteed by any of the Company’s subsidiaries, rank equally in right of payment with the Company’s existing and future senior unsecured indebtedness and senior to the Company’s future subordinated debt and are effectively subordinated to all liabilities of the Company’s subsidiaries and to all of the Company’s secured indebtedness to the extent of the value of the collateral securing such indebtedness.
The net proceeds received by the Company from the sale of the Notes were approximately $2.761 billion, after deducting the underwriting discount and estimated offering expenses. The Company intends to use the net proceeds of this offering, together with cash on hand (if necessary), to (i) repurchase all of the Company’s 8% Senior Secured Notes due 2019 (the “2019 Notes”), (ii) purchase pursuant to tender offers and consent solicitations and/or redeem, the outstanding principal amount of the Company’s 7.875% Senior Secured Notes due 2020 (the “2020 Notes”) and 7.50% Senior Secured Notes due 2021 (the “2021 Notes”) and (iii) pay premiums, fees and expenses relating to the purchase and redemption of existing secured notes described above.
On July 21, 2014, after receiving the requisite applicable consents in the tender offers and related consent solicitations relating to its 2020 Notes and 2021 Notes, the Company, the guarantors party thereto and Wilmington Trust Company, as trustee, executed supplemental indentures to the indenture governing the 2020 Notes and the indenture governing the 2021 Notes. As previously disclosed, each supplemental indenture eliminates substantially all of the restrictive covenants, certain events of default and related provisions contained in the indenture governing the 2020 Notes or the 2021 Notes, as applicable, with respect to any such notes that remain outstanding after consummation of the applicable tender offer and related consent solicitation, release the liens on the collateral securing the 2020 Notes or the 2021 Notes, as applicable, and amend the satisfaction and discharge provision of the related indenture. This summary of the terms of the supplemental indentures is qualified in its entirety by reference to the supplemental indentures, copies of which are attached as Exhibits 4.1 and 4.2 to this Current Report on Form 8-K and incorporated by reference herein.
The Notes were issued pursuant to an Indenture, dated July 8, 2013 (the “Base Indenture”), between the Company and Wilmington Trust, National Association, as Trustee (the “Trustee”), as supplemented by (i) the First Supplemental Indenture, dated July 22, 2014, between the Company and the Trustee (the “First Supplemental Indenture”), relating to the 2023 Notes and (ii) the Second Supplemental Indenture, dated as of July 22, 2014, between the Company and the Trustee (the “Second Supplemental Indenture” and, together with the First Supplemental Indenture and the Base Indenture, the “Indenture”), relating to the 2025 Notes. Capitalized terms used in this current report and not defined herein have the meanings ascribed to them in the Indenture.
Interest on the Notes is payable semi-annually in arrears on April 15 and October 15 of each year, commencing on April 15, 2015. The 2023 Notes mature on January 15, 2023, and the 2025 Notes mature on January 15, 2025.
Optional Redemption of 2023 Notes
On or after October 15, 2018, the Company may on any one or more occasions redeem all or a part of the 2023 Notes upon not less than 30 nor more than 60 days’ notice, at the redemption prices (expressed as percentages of principal amount) set forth below, plus accrued and unpaid interest, if any, on the 2023 Notes redeemed, to but excluding the applicable redemption date, if redeemed during the 12-month period beginning on October 15 of the years indicated below (subject to the rights of holders of 2023 Notes on the relevant record date to receive interest on the relevant interest payment date):

Year	Percentage
2018	102.688%
2019	101.344%
2020 and thereafter	100.000%
At any time prior to October 15, 2017, up to 35% of the 2023 Notes issued under the Indenture may be redeemed with the proceeds from certain equity offerings, upon not less than 30 nor more than 60 days’ notice, at 105.375% plus accrued and unpaid interest, if any, to, but not including, the redemption date.

At any time prior to October 15, 2018, the Company may on any one or more occasions redeem all or a part of the 2023 Notes, upon not less than 30 nor more than 60 days’ prior notice, at a redemption price equal to 100% of the principal amount of 2023 Notes redeemed, plus the Applicable Premium (as defined in the First Supplemental Indenture) as of, and accrued and unpaid interest, if any, to but excluding the redemption date, subject to the rights of holders of 2023 Notes on the relevant record date to receive interest due on the relevant interest payment date.

Optional Redemption of 2025 Notes

On or after October 15, 2019, the Company may on any one or more occasions redeem all or a part of the 2025 Notes upon not less than 30 nor more than 60 days’ notice, at the redemption prices (expressed as percentages of principal amount) set forth below, plus accrued and unpaid interest, if any, on the 2025 Notes redeemed, to but excluding the applicable redemption date, if redeemed during the 12-month period beginning on October 15 of the years indicated below (subject to the rights of holders of 2025 Notes on the relevant record date to receive interest on the relevant interest payment date):

Year	Percentage
2019	102.875%
2020	101.917%
2021	100.958%
2022 and thereafter	100.000%

At any time prior to October 15, 2017, up to 35% of the 2025 Notes issued under the Indenture may be redeemed with the proceeds from certain equity offerings, upon not less than 30 nor more than 60 days’ notice, at 105.750% plus accrued and unpaid interest, if any, to, but not including, the redemption date.

At any time prior to October 15, 2019, the Company may on any one or more occasions redeem all or a part of the 2025 Notes, upon not less than 30 nor more than 60 days’ prior notice, at a redemption price equal to 100% of the principal amount of 2025 Notes redeemed, plus the Applicable Premium (as defined in the Second Supplemental Indenture) as of, and accrued and unpaid interest, if any, to but excluding the redemption date, subject to the rights of holders of 2025 Notes on the relevant record date to receive interest due on the relevant interest payment date.

Indenture

The Indenture contains covenants that limit, among other things, the ability of (i) the Company to incur liens on any Principal Property (as defined in the Indenture) securing indebtedness for borrowed money unless the Notes of the applicable series then outstanding are secured by such lien equally and ratably with such indebtedness and (ii) the Company to consolidate with or merge into any other entity or sell, assign, convey, transfer, lease or otherwise dispose of all or substantially all of the properties or assets of the Company and its Subsidiaries, taken as a whole, to another entity. Under certain events of default, including, without limitation, failure to pay when due any principal amount or certain cross defaults to other instruments, either the Trustee or the Holders of at least 25% in principal amount of the outstanding Notes of the applicable series may declare the principal amount of the Notes of the applicable series to be due and payable immediately. In the case of certain events of bankruptcy or insolvency of the Company or any Material Subsidiary, the principal amount of the Notes of the applicable series will be automatically due and payable immediately.
The foregoing description of the issuance and sale of the Notes and the terms thereof does not purport to be complete and is qualified in its entirety by reference to the Base Indenture, the First Supplemental Indenture and the Second Supplemental Indenture, attached hereto as Exhibits 4.3, 4.4, and 4.5, respectively, and incorporated herein by reference. The forms of Notes, which are included as part of the First Supplemental Indenture and the Second Supplemental Indenture, are attached hereto as Exhibits 4.6 and 4.7, and incorporated herein by reference.
The underwriters and their affiliates have engaged in, and may in the future engage in, investment banking and other commercial dealings with the Company or its affiliates. They have received, and may in the future receive, customary fees and commissions for these transactions. Affiliates of Goldman, Sachs & Co., one of the underwriters in the offering of the Notes, hold all of the Company’s outstanding 2019 Notes. Affiliates of certain of the underwriters may also hold the Company’s 2020 Notes and/or 2021 Notes. Because the net proceeds from the offering were or will be used to repay indebtedness under 2019 Notes, 2020 Notes and 2021 Notes, the Company expects that at least 5% of the net proceeds will be directed to one or more of such underwriters or their affiliates (including Goldman, Sachs & Co.).

ITEM 7.01 - REGULATION FD DISCLOSURE
On July 22, 2014, the Company issued a press release announcing the closing of its offering of the Notes, as described above under Item 1.01 of this current report. A copy of the press release is attached hereto as Exhibit 99.1 and incorporated herein by reference.
In connection with the offering, on July 8, 2014, the Company entered into an underwriting agreement with Morgan Stanley & Co. LLC, as representative of the several underwriters named therein (the “Underwriting Agreement”). The Underwriting Agreement includes the terms and conditions of the offer and sale of the Notes, indemnification and contribution obligations and other terms and conditions customary in agreements of this type. A copy of the Underwriting Agreement is attached hereto as Exhibit 1.1, and incorporated herein by reference.
Also in connection with the offering, the Company is filing a legal opinion regarding the validity of the Notes as Exhibit 5.1 to this Form 8-K with reference to, and incorporated by reference into, the Registration Statement.
Concurrently with the closing of the offering of the Notes, the Company repurchased all of its outstanding 2019 Notes at a price of 110% of the aggregate principal amount thereof, plus accrued and unpaid interest to, but not including, July 22, 2014.  As of March 31, 2014, there was $320 million in aggregate principal amount of 2019 Notes outstanding.
On July 22, 2014, the Company announced the consent date results of the tender offers and consent solicitations described in Item 1.01 of this Current Report on Form 8-K. A copy of the press release is furnished as Exhibit 99.2 herewith.

ITEM 9.01 - FINANCIAL STATEMENTS AND EXHIBITS
(d)    Exhibits

Exhibit No.	Description
1.1	Underwriting Agreement, dated July 8, 2014, among the Company and Morgan Stanley & Co. LLC, as representative of the several underwriters named therein.

4.1	Fifth Supplemental Indenture, dated as of July 22, 2014, between the Company and Wilmington Trust Company, governing the 2020 Notes.

4.2	Fifth Supplemental Indenture, dated as of July 22, 2014, between the Company and Wilmington Trust Company, governing the 2021 Notes.

4.3
Indenture, dated July 8, 2014, between the Company and Wilmington Trust, National Association, as trustee (the “Trustee”). (Incorporated by reference to Exhibit 4.1 to the Company’s Form S-3ASR filed with the Securities and Exchange Commission on July 8, 2014).

4.4	First Supplemental Indenture, dated as of July 22, 2014, between the Company and the Trustee, governing the 2023 Notes.

4.5	Second Supplemental Indenture, dated as of July 22, 2014, between the Company and the Trustee, governing the 2025 Notes.

4.6	Form of 2023 Note (included in Exhibit 4.4).

4.7	Form of 2025 Note (included in Exhibit 4.5).

5.1	Opinion of White & Case LLP relating to the validity of the Notes.

23.1	Consent of White & Case LLP (included in Exhibit 5.1).

99.1	Calpine Corporation Press Release regarding 2023 Notes and 2025 Notes, July 22, 2014.*

99.2	Calpine Corporation Press Release regarding Tender Offers and Consent Solicitations, July 22, 2014.*
__________

*	Furnished herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CALPINE CORPORATION

	By:	/s/ ZAMIR RAUF
Zamir Rauf
Executive Vice President and
Chief Financial Officer

Date: July 22, 2014

EXHIBIT INDEX

Exhibit No.	Description
1.1	Underwriting Agreement, dated July 8, 2014, among the Company and Morgan Stanley & Co. LLC, as representative of the several underwriters named therein.

4.1	Fifth Supplemental Indenture, dated as of July 22, 2014, between the Company and Wilmington Trust Company, governing the 2020 Notes.

4.2	Fifth Supplemental Indenture, dated as of July 22, 2014, between the Company and Wilmington Trust Company, governing the 2021 Notes.

4.3
Indenture, dated July 8, 2014, between the Company and Wilmington Trust, National Association, as trustee (the “Trustee”). (Incorporated by reference to Exhibit 4.1 to the Company’s Form S-3ASR filed with the Securities and Exchange Commission on July 8, 2014).

4.4	First Supplemental Indenture, dated as of July 22, 2014, between the Company and the Trustee, governing the 2023 Notes.

4.5	Second Supplemental Indenture, dated as of July 22, 2014, between the Company and the Trustee, governing the 2025 Notes.

4.6	Form of 2023 Note (included in Exhibit 4.4).

4.7	Form of 2025 Note (included in Exhibit 4.5).

5.1	Opinion of White & Case LLP relating to the validity of the Notes.

23.1	Consent of White & Case LLP (included in Exhibit 5.1).

99.1	Calpine Corporation Press Release regarding 2023 Notes and 2025 Notes, July 22, 2014.*

99.2	Calpine Corporation Press Release regarding Tender Offers and Consent Solicitations, July 22, 2014.*
__________

*	Furnished herewith.